FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 6, 2001 (November 29, 2001)

VERILINK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-28562	94-2857548

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

950 Explorer Boulevard, Huntsville, Alabama	35806-2808

(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code	(256) 327-2001

Not Applicable

Former name or former address, if changed since last report

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURE
PRESS RELEASE

Item 5. Other Events

     On November 29, 2001, the Board of Directors of Verilink Corporation (the “Company”) declared a dividend distribution of one right (a “Right”) for each outstanding share of Common Stock, par value $0.01 per share (the “Common Shares”), of the Company. The distribution is payable on December 12, 2001 (the “Record Date”) to the shareholders of record as of the close of business on the Record Date. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, without par value (the “Preferred Shares”), of the Company at a price of $22.00 per one one-thousandth of a Preferred Share (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement, dated as of November 29, 2001 (the “Rights Agreement”), between the Company and EquiServe Trust Company, N.A., as Rights Agent (the “Rights Agent”).

     Until the earliest to occur of (i) the close of business on the tenth business day (or such later date as may be specified by the Board of Directors) following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding Common Shares, subject to certain exceptions (an “Acquiring Person”), (ii) the close of business on the tenth business day (or such later date as may be specified by the Board of Directors) following the commencement of a tender offer or exchange offer by a person or group of affiliated or associated persons, the consummation of which would result in beneficial ownership by such person or group of 20% or more of the outstanding Common Shares, or (iii) the close of business on the tenth business day following the first date of public announcement of the first occurrence of a Flip-in Event or a Flip-over Event (as such terms are hereinafter defined) (the earliest of such dates being hereinafter called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificates.

     The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares in respect of which Rights have been issued will also constitute the transfer of the Rights associated with the Common Shares represented by such certificates. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (the “Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

     No Right is exercisable at any time prior to the Distribution Date. The Rights will expire on December 12, 2011 (the “Final Expiration Date”) unless earlier redeemed or exchanged by the Company as described below. Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including without limitation the right to vote or to receive dividends.

     The Purchase Price payable, and the number of Preferred Shares or other securities issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares, or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or cash (excluding regular periodic cash dividends), assets, stock (excluding dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

     The number of outstanding Rights and the number of one one-thousandths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock dividend on the Common Shares payable in Common Shares or subdivision, combination or reclassification of the Common Shares occurring, in any such case, prior to the Distribution Date.

     Preferred Shares issuable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment equal to the greater of (i) $1.00 per share or (ii) an amount equal to 1,000 times the aggregate dividends declared per Common Share during the related quarter. In the event of liquidation, the holders of the Preferred Shares will be entitled to a preferential liquidation payment equal to the greater of (a) $1,000 per share or (b) an amount equal to 1,000 times the liquidation payment made per Common Share. Each Preferred Share will have 1,000 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 1,000 times the amount received per Common Share. These rights are protected by customary antidilution provisions.

     Because of the nature of the Preferred Shares’ dividend, voting and liquidation rights, the value of the one one-thousandth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

     In the event (a “Flip-in Event”) that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights that are or were owned beneficially by the Acquiring Person (which, from and after the later of the Distribution Date and the date of the earliest of any such events, will be null and void), will thereafter have the right to receive, upon exercise thereof at the then current exercise price of the Right, that number of Common Shares (or, under certain circumstances, an economically equivalent security or securities of the Company) having a market value of two times the exercise price of the Right.

     To illustrate the operation of such an adjustment, at a Purchase Price of $22, assuming the current market price (as determined pursuant to the provisions of the Rights Agreement) per Common Share were $2, each Right not owned beneficially by an Acquiring Person at or after the time of such an occurrence would entitle its holder to purchase (after the Distribution Date) from the Company 22 Common Shares (having a market value of $44) for $22.

     In the event (a “Flip-over Event”) that, following the first date of public announcement that a person has become an Acquiring Person, (i) the Company merges with or into any person and the Company is not the surviving corporation, (ii) any person merges with or into the Company and the Company is the surviving corporation, but its Common Shares are changed or exchanged, or (iii) 50% or more of the Company’s assets or earning power, including without limitation securities creating obligations of the Company, are sold, proper provision shall be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock (or, under certain circumstances, an economically equivalent security or securities) of such other person which at the time of such transaction would have a market value of two times the exercise price of the Right.

     At any time after the later of the Distribution Date and the first occurrence of a Flip-in Event or a Flip-over Event and prior to the acquisition by any person or group of affiliated or associated persons of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than any Rights which have become void), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment in the Purchase Price of at least 1%. The Company is not required to issue fractional Preferred Shares (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the option of the Company, be evidenced by depositary receipts) or fractional Common Shares or other securities issuable upon the exercise of Rights. In lieu of issuing such securities, the Company may make a cash payment, as provided in the Rights Agreement.

     The Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”), at any time prior to the close of business on the later of (i) the Distribution Date and (ii) the first date of public announcement that a person has become an Acquiring Person. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     The Rights Agreement may be amended by the Company without the approval of any holders of Right Certificates, including amendments which add other events requiring adjustment to the purchase price payable and the number of Preferred Shares or other securities issuable upon the exercise of the Rights or which modify procedures relating to the redemption of the Rights, provided that no amendment may be made which decreases the stated Redemption Price or the period of time remaining until the Final Expiration Date or which modifies a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable.

     The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board of Directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors since (subject to the limitations described above) the Rights may be redeemed by the Company at the Redemption Price prior to the time that the Rights would otherwise become exercisable, or if later, the time that a person or group has become an Acquiring Person.

     The Rights Agreement, which includes the form of Rights Certificate and Summary of Rights to Purchase Preferred Shares as exhibits thereto, is filed as an exhibit to the Company’s Registration Statement on Form 8-A dated as of December 6, 2001 and incorporated by reference herein.

Item 7. Financial Statements and Exhibits

Exhibit
Number	Exhibit Description

4.1	Rights Agreement dated as of November 29, 2001 by and between Verilink Corporation and EquiServe Trust Company, N.A. (incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A dated December 6, 2001).

4.2	Certificate of Designations of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 2 to the Company’s Registration Statement on Form 8-A dated December 6, 2001).

4.3	Form of Rights Certificate (incorporated by reference to Exhibit 3 to the Company’s Registration Statement on Form 8-A dated December 6, 2001).

4.4	Summary of Rights to Purchase Preferred Shares (incorporated by reference to Exhibit 4 to the Company’s Registration Statement on Form 8-A dated December 6, 2001).

99.1	Press Release, dated as of November 30, 2001, entitled “Verilink Adopts Stockholder Rights Plan.”

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 6, 2001	VERILINK CORPORATION

		By:	/s/ C.W. Smith C. W. Smith Vice President and Chief Financial Officer